SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2015

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 18, 2015, HopFed Bancorp, Inc., (the “Company”) and Heritage Bank USA, Inc. (the “Bank”), the Company’s wholly owned subsidiary, each entered into an employment agreement with P. Michael Foley, Vice President, Chief Credit Officer of the Bank.

A copy of Mr. Foley’s employment agreement with the Company is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of Mr. Foley’s employment agreement with the Bank is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Each of the employment agreements with Mr. Foley is for a three year term. Prior to July 1 of each year beginning in 2016, the agreements may be extended for an additional one-year period beyond the then applicable expiration date, if the Compensation Committee determines that the employee’ performance has met the requirements and standards of the Board of Directors and that the term of each agreement shall be extended.

The employment agreements with Mr. Foley provide for a base salary of $191,100 per annum. Mr. Foley may participate with other senior management in discretionary bonuses and in any fringe benefits that may become available and are commensurate with the responsibilities and functions to be performed by the employee.

The employment agreements provide for a payment of 2.9 times Mr. Foley’s base salary in the event of a change of control of the Bank or the Company (as defined in the agreements), subject to certain limitations, and for payments of the salary provided under these agreements up to expiration of their terms (including any renewal term then in effect) upon termination of the employee without just cause.

The agreements provide that, in the event any payment or distribution to Mr. Foley under the agreements or otherwise, would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, the after-tax payments to him (as defined in the agreements) would be reduced to avoid payment of the excise tax.

The agreements do not restrict Mr. Foley from competing with the Company and the Bank after any termination of his employment, but the agreements prohibit him, for a period of 12 months after any termination of employment, from soliciting employees of the Company and the Bank for hire or otherwise disrupting the employee’s relationship with the Company or the Bank.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Employment Agreement, dated March 18, 2015, by and between P. Michael Foley and HopFed Bancorp, Inc.

10.2	Employment Agreement, dated March 18, 2015, by and between P. Michael Foley and Heritage Bank USA, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: March 20, 2015	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer